UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(zip code)

(281) 404-4387
(Registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT.

The disclosure in Item 8.01 below is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS.

On July 30, 2019, Mid-Con Petroleum, LLC (“Mid-Con Petroleum”) and Mid-Con Drilling, LLC (“Mid-Con Drilling” and together with Mid-Con Petroleum the “Subsidiaries”), wholly owned subsidiaries of the registrant, Viking Energy Group, Inc. (the “Company”), borrowed in the aggregate $3,351,099.00 from Cornerstone Bank of Overland Park, Kansas, on the following terms: 6% interest; July 24, 2025 maturity date; interest only payments for 12 months beginning August 24, 2019; and blended payments of principal and interest commencing August 24, 2020. These loans (the “Cornerstone Loans”) are secured by a first mortgage against the Subsidiaries’ Kansas assets, and the Company guaranteed repayment of the Cornerstone Loans.

The net proceeds of the Cornerstone Loans were applied to reduce the amount owing under the Company’s reserve-based revolving loan facility with CrossFirst Bank (initially described by the Company in its Current Report on Form 8-K filed on June 15, 2018), and CrossFirst Bank released its security interests in the Subsidiaries’ Kansas assets.

This refinancing transaction separates financially the Company s Kansas assets from the assets the Company owns through its subsidiary Petrodome Energy, LLC ("Petrodome") in Texas, Louisiana and Mississippi. Prior to the transaction, the Subsidiaries Kansas assets, as well as the Company s Petrodome assets, secured the CrossFirst credit facility. After the refinancing transaction, the Kansas assets secure the Cornerstone Loans, and the Petrodome assets secure the CrossFirst credit facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: July 31, 2019	By:	/s/ James Doris
James Doris
CEO & Director

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